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                                                                  EXHIBIT 10.106

                              SETTLEMENT AGREEMENT
                              --------------------

          This Settlement Agreement is made as of March 19, 2002 by and among Baxter Healthcare Corporation, a Delaware corporation ("Baxter"), Nexell of California, Inc., a Delaware corporation ("NCI"), and Nexell Therapeutics Inc., a Delaware corporation ("NTI" and, together with NCI, "Nexell").

          WHEREAS, Baxter, NCI and NTI entered into an Asset Purchase Agreement dated as of August 3, 2001 (the "Purchase Agreement") pursuant to which Baxter agreed to purchase and assume, and Nexell agreed to sell and assign, certain assets and liabilities of Nexell's toolbox products distribution business;

          WHEREAS, on August 31, 2001, Baxter, NCI and NTI consummated the transactions contemplated by the Purchase Agreement and Baxter and NCI entered into an Employee Lease Agreement dated as of August 31, 2001 (the "Employee Lease Agreement");

          WHEREAS, certain disagreements have arisen between Baxter and Nexell under the Purchase Agreement, the Employee Lease Agreement and certain related matters; and

          WHEREAS, the parties hereto desire to settle and resolve fully their disagreements in accordance with the terms of this Settlement Agreement and with neither side admitting any liability to the other;

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the other terms and conditions of this Settlement Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby covenant and agree as follows:

          1. Settlement Amount. On the date hereof, Baxter shall pay to NCI
             -----------------
$1,535,458.34 in immediately available funds to an account designated in writing by NCI. As additional consideration for the transactions contemplated hereby and in exchange for certain inventory that was previously sold to Baxter, NCI acknowledges receipt of $1,464,541.66 in immediately available funds from Baxter on February 12, 2002.

          2. Purchase Agreement Amendments. (a) Sections 2.5, 2.8 and 9.7 of the
             -----------------------------
Purchase Agreement are hereby terminated effective immediately. The parties acknowledge and agree that Baxter shall retain the Pre-Paid European Taxes and shall have no liability to Nexell therefor.

          (b) The first sentence of Section 9.8 of the Purchase Agreement is hereby replaced with the following:

     "Beginning as of the Closing Date, Nexell grants to Baxter a royalty-free, limited worldwide license to use the name "Nexell International" in

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     connection with business conducted by Nexell International up to the
     Closing Date; provided, however, that such use by Baxter shall cease upon
                   -----------------
     the earlier of (i) the name change of Nexell International to a name not containing the word "Nexell" or (ii) the latest expiration date of any governmental tenders in effect or pending as of the Closing Date and to which Nexell International is a party . Without limiting the foregoing, Baxter shall in good faith take reasonable steps to cease using such name and shall keep Nexell reasonably informed in connection therewith."

          3. Dynal Consent. The parties agree to execute the Consent Agreement
             -------------
in the form attached hereto as Exhibit A (including any changes that Dynal
                               ---------
Biotech A.S.A. may reasonably request, which shall not include any material changes relating to Dynal's financial obligations) (the "Dynal Consent") and to use commercially reasonable efforts to cause Dynal Biotech A.S.A. to execute the Dynal Consent as promptly as reasonably practicable. Nexell acknowledges and agrees that, except for the payment required by Section 1 of this Settlement Agreement, no additional payment will be made by Baxter to Nexell in respect of the Dynal Consent. The letter agreement dated August 31, 2001 relating to the Dynal Consent is hereby terminated and of no further force or effect.

          4. Access. Except for the payment required by Section 1 of this
             ------
Settlement Agreement or as expressly provided in this Section 4, Nexell acknowledges and agrees that no additional payments will be made by Baxter in respect of (i) the Employee Lease Agreement, (ii) any transition services provided by Nexell and out-of-pocket costs incurred by Nexell from and after September 1, 2001 through the date of this Agreement and (iii) the transition services set forth in Exhibit B (including any related out-of-pocket expenses)
                      ---------
to be provided by Nexell through March 31, 2002.

          5. Baxter Services. (a) Subject to Section 5(b), after receipt of
             ---------------
Nexell's prior approval of method and cost of shipment, (i) promptly following execution of this Agreement, Baxter shall deliver to Nexell at its Irvine, CA address the inventory set forth on Exhibit C, which inventory is owned by
                                   ---------
Nexell, (ii) promptly upon Nexell's request, Baxter shall deliver to such location as designated by Nexell the cell lines set forth on Exhibit D without
                                                             ---------
asterisk designation, which cell lines are owned by Nexell, and (iii) promptly upon Nexell's request, Baxter shall use commercially reasonable efforts to deliver to such location as designated by Nexell 6 vials (or, if the total number of vials in stock is less than eighteen, at least one third of the available stock (rounding down to the nearest whole number)) of the cell lines set forth on Exhibit D with asterisk designation (the "Target Vial Number"),
             ---------
which cell lines are owned by Nexell and licensed to Baxter; provided, however,
                                                             --------  -------
that in reaching the Target Vial Number with respect to any such cell line, Baxter may substitute one or more vials from the working cell bank for vials in the master cell bank. Baxter represents that the quantity specified on Exhibit C
                                                                       ---------
constitutes all of the existing corresponding inventory for such item owned by Nexell and in Baxter's possession as of the date hereof. Baxter agrees to maintain the cell lines set forth on Exhibit D with asterisk designation in such
                                     ---------
manner as Baxter shall determine in accordance with Baxter's Standard Operating Procedures System (as defined

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in the Supply Agreement) and consistent with Baxter's efforts to protect its own cell lines. Except as set forth in the preceding sentence, the items delivered pursuant to this Section 5(a) shall be "as-is, where-is" with no warranty (express or implied) made by Baxter. Nexell shall bear the risk of loss for all items delivered pursuant to this Section 5(a). For the avoidance of doubt, the parties agree that Baxter shall not perform any viability testing.

          (b) The deliveries pursuant to Section 5(a) shall be subject to compliance with all applicable Requirements of Law and shall be subject to receipt of any consents or approvals of any Authority that may be required, all of which shall be the sole responsibility of Nexell. Nexell shall provide delivery instructions and other documents reasonably satisfactory to Baxter regarding the shipment of the items described in Section 5(a). Baxter shall cooperate with Nexell in connection with the foregoing. Any out-of-pocket costs associated with the delivery of the items described in Section 5(a) shall be borne by Nexell; provided, however, that the third-party shipping costs relating to the items described in Sections 5(a)(ii) and (iii) shall be shared equally by Baxter and Nexell.

          6. Confidentiality. Baxter and Nexell shall not disclose the existence
             ---------------
or terms of this Settlement Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld), except as required by law (including any disclosures required by Federal or state securities laws) and except that either party may disclose the existence or terms of this Settlement Agreement to their respective lawyers and accountants, each of whom shall be informed of the confidential character of the Settlement Agreement and that by receiving information about the Settlement Agreement, they are agreeing to keep any knowledge of the existence or terms of the Settlement Agreement confidential, and to parties with whom Nexell enters or has entered into discussions relating to the sale of all or a substantial portion of Nexell's business and which have executed a confidentiality agreement agreeing to the confidentiality provisions contained herein .

          7. Baxter Release. Effective upon the parties' having signed this
             --------------
Settlement Agreement, Baxter and any other persons acting or purporting to act on its behalf or under or purporting to be under its control, mutually release and forever discharge NTI, NCI and their affiliates, subsidiaries, predecessors, successors and assigns and their respective current and former officers, directors, agents and employees from any and all claims, actions, causes of action, damages and demands of any nature whatsoever that have arisen or may arise in law or equity based on any act, failure to act, transaction, practice or conduct of any type, that occurred or may have occurred prior to the date hereof, whether or not known, to the extent arising out of or relating to (a)
Section 2.5 of the Purchase Agreement, including, without limitation, the Preliminary Accounting Report, the Balance Sheet, Closing Date Aggregate Net Book Value, the Disputed Items and the Adjustment Amount, (b) the respective rights and obligations of the parties with respect to (i) the disposition by Nexell of the proceeds of the accounts receivable sold to Baxter pursuant to the Asset Purchase Agreement and collected by Nexell through the date hereof, (ii) any trade accounts due to Baxter from Nexell as of August 31, 2001, or (iii) amounts payable pursuant to invoices submitted by Baxter to the extent relating to

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products delivered or services provided by Baxter on or prior to August 31,
2001, or (c) the rights or obligations of either Baxter or Nexell under the terms of the Employee Lease Agreement. The foregoing release shall not be construed to apply to any claims, actions, causes of action, damages or demands arising out of or relating to the provisions of this Settlement Agreement, the Dynal Consent or to any act, failure to act, transaction, practice or conduct of any type which may violate or breach the provisions of the Articles and Sections of the Purchase Agreement (after giving effect to the terms described in Section 2 of this Settlement Agreement).

          8. Nexell Release. Effective upon the parties' having signed this
             --------------
Settlement Agreement, each of NTI and NCI and any other persons acting or purporting to act on their behalf or under or purporting to be under their control, mutually release and forever discharge Baxter and its affiliates, subsidiaries, predecessors, successors and assigns and their respective current and former officers, directors, agents and employees from any and all claims, actions, causes of action, damages and demands of any nature whatsoever that have arisen or may arise in law or equity based on any act, failure to act, transaction, practice or conduct of any type, that occurred or may have occurred prior to the date hereof, whether or not known, to the extent arising out of or relating to (a) Section 2.5 of the Purchase Agreement, including, without limitation, the Preliminary Accounting Report, the Balance Sheet, Closing Date Aggregate Net Book Value, the Disputed Items and the Adjustment Amount, (b) the respective rights and obligations of the parties with respect to (i) funds advanced or services rendered by Nexell (or a third party retained by Nexell) to or for the account or benefit of Baxter from and after the Closing Date to the date hereof, (ii) any trade accounts due to Nexell from Baxter or its affiliates as of August 31, 2001 and (iii) amounts which are payable under the Employee Lease Agreement and any defaults existing thereunder, (c) the Customer Rebate Amount, (d) the rights or obligations of either Baxter or Nexell under the terms of the Employee Lease Agreement or (e) the items delivered by Baxter to Nexell pursuant to Section 5 of this Agreement. The foregoing release shall not be construed to apply to any claims, actions, causes of action, damages or demands arising out of or relating to the provisions of this Settlement Agreement, the Dynal Consent or to any act, failure to act, transaction, practice or conduct of any type which may violate or breach the provisions of the Articles and Sections of the Purchase Agreement (after giving effect to the terms described in Section 2 of this Settlement Agreement).

          9. Miscellaneous.
             -------------

          (a) If any provision of this Settlement Agreement is subsequently determined by a court of competent jurisdiction to be void or unenforceable for any reason, that provision shall be deemed stricken and the remainder of this Settlement Agreement shall not be affected thereby and shall be binding upon the parties hereto insofar as it remains a workable instrument to accomplish the intent and purposes of the parties. The parties shall negotiate the stricken provision to bring the same within the applicable legal requirements to the extent possible.

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          (b) With respect to the subject matter hereof, this Settlement
Agreement (including the Exhibits hereto) supersedes and merges any and all other prior agreements, promises, understandings, statements, representations, warranties, indemnities, covenants and agreements between the parties or any of them and all inducements to the making of this Settlement Agreement relied upon by any party hereto, whether written or oral, between any parties hereto with respect to the subject matter hereof, and embodies the parties' complete and entire agreement. No statements or agreements, oral or written, made before the signing of this Settlement Agreement shall vary or modify the written terms hereof in any way whatsoever and no supplement, amendment or modification of this Settlement Agreement shall be binding unless executed in writing by each of the parties hereto.

          (c) No waiver by any party to this Settlement Agreement of any breach of any of the covenants, agreements or undertakings contained in this Settlement Agreement shall be construed as a waiver of any succeeding breach of the same or of any other covenant, agreement or undertaking or affect the right of any party to this Settlement Agreement to require the strict performance thereof on a subsequent occasion. No waiver, consent, extension, indulgence or similar action with respect to any covenant, agreement or undertaking contained herein shall be effective unless embodied in a writing specifically stating that it is such a waiver, consent, extension, indulgence or similar action and signed by the party to be bound thereby.

          (d) Each of Baxter and Nexell expressly acknowledges that it has consulted with an attorney of its choice and has been given sufficient time to consult with its attorney prior to executing this Settlement Agreement.

          (e) This Settlement Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

          (f) Any notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed delivered if given by hand, telecopier or mail (registered or certified mail, postage prepaid, return receipt requested) to the parties as follows:

          If to Baxter, notices shall be directed to:

                   Baxter Healthcare Corporation
                   1 Baxter Parkway
                   Deerfield, Illinois 60015-4633
                   Attention:  General Counsel
                   Telecopy:  847-948-3948

          with a copy to:

                   Sidley Austin Brown & Wood
                   Bank One Plaza

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                   10 South Dearborn Street
                   Chicago, Illinois  60603
                   Attention:  John M. O'Hare
                   Telecopy:  312-853-7036

          If to Nexell, notices shall be directed to:

                   Nexell Therapeutics Inc.
                   Nexell of California, Inc.
                   9 Parker
                   Irvine, California  92618-1605
                   Attention:  President and Chief Executive Officer
                   Telecopy:  949-586-2421

          with a copy to:

                   Bryan Cave LLP
                   700 Thirteenth Street, N.W.
                   Washington, D.C.  20005-3960
                   Attention:  Eric F. Stoer
                   Telecopy:  202-508-6200

          (g) This Settlement Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

          (h) Capitalized terms used herein but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

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          IN WITNESS WHEREOF, this Settlement Agreement has been duly executed and delivered by the parties hereto as the date first written above.

                                        BAXTER HEALTHCARE CORPORATION


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        NEXELL OF CALIFORNIA, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        NEXELL THERAPEUTICS INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

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